UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 17, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent applicable, the information disclosed under Item 1.02 below is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of Material Definitive Agreement.

On February 17, 2006, Nabi Biopharmaceuticals (the “Company”) and Cambrex Bio Science Baltimore, Inc. (“Cambrex”) entered into a Termination Agreement (the “Termination Agreement”), mutually agreeing to terminate their Manufacturing Agreement dated as of October 9, 2003, as amended on December 2, 2003 (the “Manufacturing Agreement”) pursuant to which Cambrex had agreed to produce quantities of StaphVAX [Staphylococcus aureus Polysaccharide Conjugate Vaccine] for the Company. The parties decided to terminate the Manufacturing Agreement following the release of results of the Company’s Phase III clinical trial for StaphVAX and the Company’s decision to withdraw its Marketing Authorization Application filed with the European Medicines Agency. Certain provisions of the Manufacturing Agreement, including the parties’ rights and obligations with respect to indemnification, will survive in accordance with their terms.

A copy of the Termination Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: February 24, 2006	By:	/s/ Mark L. Smith
Name: Mark L. Smith Title: Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer